BYLAWS

OF

GATOR CAPITAL INVESTMENT TRUST

ARTICLE I

INTRODUCTION

Section 1. Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as in effect from time to time (the "Declaration of Trust"), of Gator Capital Investment Trust, a Delaware statutory trust (the "Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

Section 2. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE II

FISCAL YEAR AND OFFICES

Section 1. Fiscal Year. The fiscal year of the Trust and of each Series shall end on such date or dates as shall be determined from time to time by the Trustees.

Section 2. Principal Office. The principal executive office of the Trust shall be as designated by resolution of the Trustees, until such time as the Trustees may change the location of the principal executive office of the Trust to any other place within or outside the State of Delaware.

Section 3. Delaware Office. The Trust shall maintain a registered office in the State of Delaware at such location as the Trustees may from time to time determine and shall maintain as the Trust's registered agent in the State of Delaware such Person or Persons as the Trustees may from time to time determine; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 4. Other Offices. The Trust may maintain other offices at such places, within or without the State of Delaware, as the Trustees may from time to time designate or as the business of the Trust may require.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of Shareholders shall be held at the principal office of the Trust, at such other place within or outside the State of Delaware as may be designated by the Board of Trustees, or by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

Section 2. Call of Meetings. Meetings of Shareholders of the Trust or of any one or more Series or classes may be called by the Trustees for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of the Trust or any Series or class as provided in the Declaration of Trust or as may be deemed necessary or desirable by the Trustees.

Section 3. Special Meetings. An annual meeting of Shareholders will not be held unless required by the 1940 Act. Special meetings of Shareholders may be called at any time: (a) by the

Chairperson or the President; (b) by the Trustees upon their own vote; or (c) upon the written request of Shareholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting, provided that such request shall state the purposes of such meeting and the matters proposed to be acted on; and the Shareholders requesting such meeting shall have paid to the Trust the reasonable estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. No special meeting need be called upon the request of Shareholders entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve months. Notwithstanding the foregoing provisions of this Section 3, a special meeting of Shareholders shall be called upon the request of the holders of at least ten percent of the votes entitled to be cast at such meeting for the purpose of consideration of removal of a Trustee from office as provided in Section 16(c) of the 1940 Act.

Notwithstanding the foregoing, Shareholders may not request a meeting for the purpose of considering or voting upon any binding proposal that would be excludable from a Trust proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, including but not limited to, any proposal relating to the Trust's ordinary business operations.

If the meeting is a meeting of Shareholders of any Series or class, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such Series or class need be called and, in such case, only Shareholders of such Series or class shall be entitled to notice of and to vote at such meeting.

Section 4. Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with this Section 4 not less than ten nor more than one hundred twenty calendar days before the date of the meeting. The notice shall specify: (i) the place, date and hour of the meeting (or in lieu of a place, the means of conference telephone or other communications equipment by which Shareholders may be deemed to be present in person and vote at such meeting), and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected shall include the names of nominees intended at the time of the notice to be presented for election.

Notice shall be given either (i) personally, (ii) by first-class mail, postage prepaid, (iii) by telegraphic or other written communication, charges prepaid, or (iv) by electronic transmission in compliance with applicable law, in each case, to the applicable address of the Shareholder (as it appears on the records of the Trust or its transfer agent at the time of the dissemination. Notice by mail shall be deemed to have be given at the time when the same shall be mailed. Electronic transmissions shall be deemed received at the time of transmission as recorded by the sender's electronic communication system. Notice of adjournment of a Shareholders meeting to another time or place need not be given if such time and place are announced at the meeting.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of the giving of the notice. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Trust shall be effective if given by a single written notice to Shareholders who share an address, except with respect to any Shareholder who has previously delivered written notice to the Trust to opt-out of such manner of notice.

Section 5. Record Dates. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting and any adjournment thereof, the Trustees may fix, in advance, a date as the record date for any such determination of Shareholders, which date shall not be more than one hundred twenty nor less than ten days before the date of the meeting; and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid. Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or classes.

Section 6. Quorum. Except as otherwise provided by the 1940 Act, the Declaration of Trust or these Bylaws, at any meeting of Shareholders, the presence in person or by proxy of Shareholders entitled to cast more than one-third of all Shares issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business at the meeting.

Section 7. Voting. At all meetings of the Shareholders, a quorum being present, all matters shall be decided by majority of the votes entitled to be cast held by Shareholders present in person or by proxy, unless the question is one for which by express provision of the laws of the State of Delaware, the 1940 Act, as from time to time amended, or the Declaration of Trust, a different vote is permitted or required, in which case such express provision shall control the decision of such question. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chairperson of the meeting.

Section 8. Adjournment. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned one or more times from time to time by the chairman of the meeting to another time or place for any reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval for such period (without regard to the period before the meeting that notice was required to be given in accordance with Section 2 of this Article) as the chairman shall determine, and as to one or more proposals regardless of whether action has been taken on other matters. No Shareholder vote shall be required for any adjournment. Any adjourned meeting may be held at such time and place, and the means of remote communications, if any, as determined by the Board of Trustees. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given if such time and place, and the means of remote communications, if any, are announced at the meeting at which adjournment is taken. If the adjournment is for more than one hundred eighty calendar days from the date set for the original meeting or a new record date is fixed for the adjourned meeting, notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of this Article. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 9. Proxies. Every Shareholder of record entitled to vote at a meeting of Shareholders may authorize another Person or Persons to act for such Shareholder by a proxy, provided that either: (i) a written instrument authorizing such a proxy to act is executed by the Shareholder or his or her duly authorized attorney-in-fact and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period, or (ii) the Board of Trustees adopts an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting.

A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless: (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, by: (a) a writing delivered to the Trust stating that the proxy is revoked, (b) a subsequent proxy executed by such Person, (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Board of Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment or postponement of a Shareholders meeting.

Subject to the provisions of the Declaration of Trust or these Bylaws, all matters concerning the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 10. Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any individual other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairperson of the meeting may appoint inspectors of election at the meeting. If any individual appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by Trustees in advance of the meeting, or at the meeting by the Chairperson of the meeting.

These inspectors shall: (a) determine the number of Shares outstanding and the voting power of each; (b) determine the Shares represented at the meeting; (c) determine the existence of a quorum; (d) determine the authenticity, validity, and effect of proxies; (e) receive votes, ballots or consents; (f) hear and determine all challenges and questions in any way arising in connection with the right to vote; (g) count and tabulate all votes or consents; (h) determine when the polls shall close; (i) determine the result; and (j) do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

Section 11. Conduct of Meetings. The Chairperson of the Board, the President, or in their absence, any Vice President, shall call the meeting of Shareholders to order and shall act as Chairperson of the meeting. The Secretary shall record the minutes of the meeting.

Section 12. Action by Written Consent. Any action to be taken by Shareholders may be taken without a meeting if a written consent to such action is signed by the number of Shareholders as would be required to take such action at a meeting of the same, and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE IV

TRUSTEES

Section 1. Powers. The powers of the Trustees shall be as provided in the Declaration of Trust.

Section 2. Number; Vacancies. The number of Trustees shall be as established from time to time in accordance with the Declaration of Trust. Vacancies in the Board of Trustees may be filled as provided in the Declaration of Trust.

Section 3. Resignation; Removal. Any Trustee may resign or be removed as provided in the Declaration of Trust. The acceptance of any resignation and the filling of any vacancy shall be determined in accordance with Article IV, Section 2 hereof and the Declaration of Trust.

Section 4. Retirement of Trustees. The Board of Trustees may adopt a written policy regarding the retirement of its members, which policy may require Trustees to retire or tender their resignation for the consideration of the remaining Trustees or a committee thereof upon reaching a certain age. Absent such a written policy, the tenure of each Trustee shall be determined in accordance with these Bylaws and the Declaration of Trust.

Section 5. Place of Meetings and Meetings by Telephone. Meetings of the Board of Trustees may be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Trustees, or as may be specified in the notice of the meeting. Members of the Board of Trustees may participate in a meeting by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

Section 6. Regular Meetings. Regular meetings of the Board of Trustees shall be held at such times as the Board of Trustees shall from time to time by resolution determine. Regular meetings may be held without notice.

Section 7. Special Meetings. Special meetings of the Board of Trustees may be called by the Chairperson or President or by the written request of two Trustees. Notice of the time and place of special meetings shall be communicated to each Trustee orally in person or by telephone or transmitted to him or her by first-class or overnight mail, electronic mail, telegram, telecopy or other electronic means addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust, at least one calendar day before the meeting. Notice may be provided on the day of the special meeting by telephone, electronic mail, telegram, telecopy, or other electronic means, if, under the circumstances, the party calling the meeting deems more immediate action to be necessary or appropriate. Oral notice shall be deemed to be given when given directly to the person required to be notified and all other notices shall be deemed to be given when sent.

Section 8. Quorum. At all meetings of the Board of Trustees, one-third of the entire Board of Trustees shall constitute a quorum for the transaction of business provided that in no case may a quorum be less than two persons. The action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Board of Trustees unless the concurrence of a greater proportion is required for such action by the 1940 Act, these Bylaws or the Declaration of Trust. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Action Without a Meeting. Unless otherwise restricted by the Declaration of Trust, any action required or permitted to be taken at any meeting of the Board of Trustees, or of any committee thereof, may be taken without a meeting if a majority of the members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and such written consent is filed with the minutes of proceedings of the Board of Trustees or committee, except as otherwise provided in the 1940 Act. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 10. Committees. The Trustees may by resolution passed by a majority of the entire Board of Trustees appoint from among its members one or more committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Board of Trustees, any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust.

Section 11. Action of Committees. In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Trustees. The committees shall keep records of their proceedings and shall report their actions to the Board of Trustees, and any action by the committee shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

Section 12. Compensation. Any Trustee, whether or not he or she is a salaried officer or employee of the Trust, may be compensated for his services as Trustee or as a member of a committee of Trustees, or as chairperson of a committee by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Board of Trustees may from time to time determine.

Section 13. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

ARTICLE V

NOTICES

Section 1. Manner of Giving Notice. Notice to Shareholders shall be given either (i) personally, (ii) by first-class mail, postage prepaid, (iii) by telegraphic or other written communication, charges prepaid, or (iv) by electronic transmission in compliance with applicable law, in each case, to the applicable address of the Shareholder as it appears on the records of the Trust or its transfer agent at the time of the dissemination. Notices to Trustees shall be oral, by electronic communication, by telephone or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Electronic transmissions shall be deemed received at the time of transmission as recorded by the sender's electronic communication system. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Declaration of Trust or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Trustees or a committee in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE VI

OFFICERS

Section 1. Officers. The officers of the Trust shall be chosen by the Board of Trustees and shall include a President, a Secretary and a Treasurer. The Board of Trustees may, from time to time, elect or appoint other officers, including a Chairperson, a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The same person may hold two or more offices, except that no person shall be both President and Vice President.

Section 2. Election of Officers. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article VI, shall be chosen by the Trustees.

Section 3. Other Officers. The Board of Trustees from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board of Trustees. The Board of Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 4. Compensation. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Board of Trustees, except that the Board of Trustees may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this Article VI.

Section 5. Tenure. The officers of the Trust shall serve at the pleasure of the Board of Trustees. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever, in its judgment, the best interests of the Trust will be served thereby. In addition, any officer or agent appointed pursuant to Section 3 of this Article VI may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Trustees. Any vacancy occurring in any office of the Trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees, unless pursuant to Section 3 of this Article VI the power of appointment has been conferred by the Board of Trustees on any other officer. Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 6. President and Chief Executive Officer. The President shall be the Chief Executive Officer of the Trust, unless the Board of Trustees designates the Chairperson as Chief Executive Officer. The Chief Executive Officer shall see that all orders and resolutions of the Board of Trustees are carried into effect. The Chief Executive Officer shall also be the Chief Administrative Officer of the Trust and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

Section 7. Vice Presidents. The Vice Presidents, if appointed, in order of their seniority, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and shall perform such other duties as the Board of Trustees or the Chief Executive Officer may from time to time prescribe.

Section 8. Secretary. The Secretary will keep or cause to be kept a book of minutes of all meetings of the Board of Trustees and all meetings of the Shareholders. The Secretary shall give, or cause to be given, notice of meetings of the Shareholders and of the Board of Trustees, shall have charge of the records of the Trust, including the stock books, and shall perform such other duties as may be prescribed by the Board of Trustees or Chief Executive Officer, under whose supervision the Secretary shall be. The Board of Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

Section 9. Assistant Secretaries. The Assistant Secretaries in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees shall prescribe.

Section 10. Treasurer. The Treasurer, unless another officer has been so designated, shall be the Chief Financial Officer of the Trust. The Treasurer shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Board of Trustees, the Treasurer shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. The Treasurer shall render to the Board of Trustees, whenever directed by the Board of Trustees, an account of the financial condition of the Trust and of all the Treasurer’s transactions as Treasurer. The Treasurer shall cause to be prepared annually a full and correct statement of the affairs of the Trust, including a balance sheet and a statement of operations for the preceding fiscal year. The Treasurer shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Trustees.

Section 11. Chief Compliance Officer. The Chief Compliance Officer ("CCO") shall be designated by the Board of Trustees in accordance with Rule 38a-1 under the 1940 Act. CCO will be responsible for administering the Trust’s compliance policies and procedures, shall have sufficient authority and independence within the organization to compel others to adhere to the compliance policies and procedures, shall report directly to the Board of Trustees, shall annually furnish a written report on the operation of the compliance policies and procedures to the Board of Trustees and shall perform such other duties as prescribed by the Board of Trustees. The CCO may be removed from office only by the Board of Trustees, and the Board shall have the sole authority to designate a replacement CCO, in each case in accordance with Rule 38a-1.

ARTICLE VII

SHARES OF BENEFICIAL INTEREST

Section 1. Share Certificates. A certificate or certificates representing and certifying the class and the full, but not fractional, number of Shares of beneficial interest owned by each Shareholder in the Trust shall not be issued except as the Board of Trustees may otherwise determine from time to time. Any such certificate issued shall be signed by facsimile signature or otherwise by the President or a Vice President and counter-signed by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.

Section 2. Signature. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued by the Trust with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

Section 3. Recording and Transfer Without Certificates. The Trust shall have the full power to participate in any program approved by the Board of Trustees providing for the recording and transfer of ownership of the Trust’s Shares by electronic or other means without the issuance of certificates.

Section 4. Lost Certificates. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been stolen, lost or destroyed, or upon other satisfactory evidence of such theft, loss or destruction, and may in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to give the Trust a bond with sufficient surety, to the Trust to indemnify it against any loss or claim that may be made by reason of the issuance of a new certificate.

Section 5. Transfer of Shares. Transfers of Shares of the Trust shall be made on the books of the Trust by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Trust): (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such Shares; or (ii) as otherwise prescribed by the Board of Trustees. Every certificate exchanged, surrendered for redemption or otherwise returned to the Trust shall be marked “Canceled” with the date of cancellation.

Section 6. Registered Shareholders. The Trust shall be entitled to recognize the exclusive right of a person registered on its books as the owner of Shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of Shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law or the Declaration of Trust.

Section 7. Stock Ledger. The Trust shall maintain an original stock ledger containing the names and addresses of all Shareholders and the number and class of Shares held by each Shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within reasonable time for visual inspection.

Section 8. Record Date for Dividends and Distributions. For the purpose of determining the Shareholders who are entitled to receive payment of any dividend or of any other distribution, the Trustees may fix a date in advance, which shall be before the date for the payment of such dividend or distribution, as the record date for determining the Shareholders having the right to receive such dividend or distribution. Nothing in this Section shall be construed as precluding the Board of Trustees from setting different record dates for different Series or classes.

ARTICLE VIII

[RESERVED]

ARTICLE IX

GENERAL PROVISIONS

Section 1. Custodianship. Except as otherwise provided by resolution of the Board of Trustees, the Trust shall place and at all times maintain in the custody of a custodian (including any sub-custodian for the custodian) all funds, securities and similar investments owned by the Trust. Subject to the approval of the Board of Trustees, the custodian may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

Section 2. Depositories. The Trust may enter into arrangements with securities depositories, provided such arrangements comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

Section 3. Contracts and Instruments; How Executed. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the President, a Vice President or another officer of the Trust. The Board of Trustees, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Trustees or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 4. Seal. The Trust may have a seal in such form as the Board of Trustees may determine.

Section 5. Inspection by Shareholders. Every Shareholder shall have the right to inspect the Trust's records at such time or times as may be provided by the 1940 Act, the Declaration of Trust or any applicable rule or regulation currently in effect.

Section 6. Writings. To the fullest extent permitted by applicable laws and regulations: (a) all requirements in these Bylaws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and (b) all requirements in these Bylaws that any writing be signed shall be deemed to be satisfied by any electronic signature in such form that is acceptable to the Trustees.

Section 7. Severability. The provisions of these Bylaws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, the Delaware Act, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

Section 8. Headings. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of these Bylaws.

ARTICLE X

AMENDMENTS

The Board of Trustees shall have the exclusive power to make, alter and repeal the Bylaws of the Trust.

Adopted as of July 9, 2026.